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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                               September 28, 1999

                            ULTRALIFE BATTERIES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)

        0-20852                                          16-1387013
------------------------                   ------------------------------------
(Commission File Number)                   (I.R.S. Employer Identification No.)


           2000 Technology Parkway, Newark, New York        14513
           ----------------------------------------------------------
           (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (315) 332-7100

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Item 5. Other Events.

     By Opinion and Order dated September 28, 1999, the United States District Court for the District of New Jersey dismissed a putative class action (the "Action") filed in August 1998 against the Company, certain of its officers and directors, and the underwriters of the Company's June 1998 public offering of securities (the "1998 Offering"). In the Action, captioned Castlerock Management, Ltd., et al. V. Ultralife Batteries, Inc., et al., No. 98-3619
(MTB), plaintiffs, who claimed to have purchased shares of the Company's common stock in connection with the 1998 Offering, asserted claims for unspecified damages under the federal securities laws based upon allegations that the Company's 1998 Offering documents misrepresented or failed to disclose material facts regarding the Company's 9-volt lithium battery production capabilities.

     The Company and its co-defendants all moved to dismiss the Action during the Summer of 1999 for failure to state a claim for relief as a matter of law. In its September 28, 1999 Order, the Court granted the Company's motion and dismissed plaintiffs' Amended Complaint without prejudice, and granted plaintiffs leave to amend their Amended Complaint within thirty days of the date of the Order.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ULTRALIFE BATTERIES, INC.


                                             By: /s/Peter F. Comerford
                                                -------------------------------
                                                Peter F. Comerford
                                                Vice President of Administration
                                                and General Counsel


Dated:   October 18, 1999